INTERCREDITOR AGREEMENT


     THIS INTERCREDITOR AGREEMENT (as amended, supplemented, amended and restated or modified from time to time, this AGREEMENT"), dated as of June 12, 1997, among (a) THE BANK OF NOVA SCOTIA ("Scotiabank") and CITICORP USA, Inc. ("Citicorp"), each acting in its capacity as administrative agent (in such capacity, the "Administrative Agents") for and on behalf of the various financial institutions (collectively, the "Lenders") which are, or may from time to time hereafter become, parties to the Credit Agreement (such capitalized term and all other capitalized terms to have the respective meanings provided for in
Section 1 or as otherwise indicated herein) and the Issuing Banks, (b) Citicorp, as collateral agent for the Lenders and the Noteholders (together with its successors and assigns, the "Intercreditor Collateral Agent"), (c) Fleet National Bank, as Trustee (the "Trustee"), on behalf of the Noteholders and each subsequent holder of a Note, and (d) Scotiabank, acting in its capacity as intercreditor agent for the Lenders, the Issuing Banks and the Noteholders (together with its successors and assigns, the "Intercreditor Agent").


                              W I T N E S S E T H:

     WHEREAS, pursuant to a Credit Agreement, dated as of June 12, 1997 (as amended, supplemented, amended and restated or modified from time to time or refinanced, refunded or replaced in whole or in part from time to time and regardless of whether the indebtedness outstanding or permitted to be outstanding thereunder is increased or decreased, the "Credit Agreement"), among Foamex L.P., a Delaware limited partnership ("Foamex"), General Felt Industries, Inc., a Delaware corporation ("GFI"; together with Foamex being the "Borrowers"), Trace Foam Company, Inc., a Delaware corporation and a general partner of Foamex, FMXI, Inc., a Delaware corporation and a general partner of Foamex, the Lenders, the collateral agent and funding agent thereunder and the Administrative Agents, the Lenders have agreed, subject to the satisfaction of certain conditions precedent and the other terms of the Credit Agreement, to make Loans to and to issue or participate in Letters of Credit for the account of the Borrowers, and the Issuing Banks, subject to the satisfaction of certain conditions precedent, have agreed to issue the Letters of Credit (the "Credit Extensions");

     WHEREAS, pursuant to the terms of the Credit Agreement Mortgages, among other things, each of Foamex and each Subsidiary Guarantor has granted pledges of and security interests in certain of their real property assets;



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     WHEREAS, pursuant to the Senior Note Indenture, dated as of October 13,
1992, as amended on or prior to the date hereof (as so amended, including, without limitation, pursuant to the Supplemental Indenture (Senior), being the "Indenture"), among Foamex and Foamex Capital Corporation, a Delaware corporation ("FCC"), as issuers (the "Issuers"), Foamex International and GFI, as guarantors, and the Trustee on behalf of the holders of the Notes (such holders, together with all subsequent holders of the Notes collectively referred to herein as the "Noteholders") the Issuers have issued the Notes;

     WHEREAS, pursuant to the terms of the Senior Note Mortgages the Trustee has been granted a security interest in the Senior Note Collateral; and

     WHEREAS, in connection with the agreements made among the parties hereto relating to the making of Credit Extensions under the Credit Agreement, the Lenders and the Trustee on behalf of the Noteholders desire to establish among themselves their relative rights, remedies and priorities with respect to the Shared Collateral;

     NOW, THEREFORE, the parties hereto hereby agree as follows:

     SECTION 1. (a) Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

     "Administrative Agents" is defined in the preamble.

     "Agreement" is defined in the preamble.

     "Borrowers" is defined in the first recital.

     "Citicorp" is defined in the preamble.

     "Commitments" means "Commitments" as that term is defined in the Credit Agreement.

     "Credit Agreement" is defined in the first recital.

     "Credit Agreement Collateral" means, collectively, the "Trust Premises" or "Collateral" as defined in the Credit Agreement Mortgages.

     "Credit Agreement Mortgages" means, collectively, the "Mortgages" as defined in the Credit Agreement.

     "Credit Agreement Notes" means "Notes" as that term is defined in the Credit Agreement.


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     "Credit Agreement Obligations" means "Obligations" as that term is defined in the Credit Agreement.

     "Credit Extensions" is defined in the first recital.

     "Existing Secured Debt" means "Existing Secured Debt" as defined in the Credit Agreement.

     "FCC" is defined in the third recital.

     "Foamex International" means Foamex International Inc., a Delaware corporation.

     "Funding Agent" means "Funding Agent" as such term is defined in the Credit Agreement.

     "Indenture" is defined in the third recital.

     "Intercreditor Agent" is defined in the preamble.

     "Intercreditor Collateral Agent" is defined in the preamble.

     "Issuers" is defined in the third recital.

     "Issuing Banks" means "Issuing Banks" as that term is defined in the Credit Agreement.

     "Lenders" is defined in the preamble and shall in any event include any assignee, successor, transferee or refinancing or refunding party of any person that is a party to the Credit Agreement and all other persons which from and after the date hereof become parties to the Credit Agreement.

     "Letter of Credit" means "Letter of Credit" as that term is defined in the Credit Agreement.

     "Letter of Credit Obligations" means "Letter of Credit Obligations" as that term is defined in the Credit Agreement.

     "Note Collateral" means "Mortgaged Property" as that term is defined in the Indenture.

     "Noteholder Direction Period" means the period (i) commencing on the date of the receipt of notice by the Intercreditor Agent from the Trustee that (w) an Event of Default has occurred under the Indenture, (x) the Required Noteholders have accelerated the Note Obligations, (y) the Intercreditor Agent has failed to commence an action to foreclose upon any of the Shared Collateral and (z) the Required Noteholders have directed the Trustee in writing to commence


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such an action under the Senior Secured Note Collateral Documents and (ii)
ending on the date that such Event of Default has been cured or waived and such acceleration has been rescinded pursuant to the terms of the Indenture.

     "Noteholders" is defined in the third recital.

     "Note Obligations" means the principal of and interest and, if applicable, premium, on the Notes.

     "Notes" means "Securities" as that term is defined in the Indenture.

     "Property" means "Property" as that term is defined in the Credit
Agreement.

     "Required Noteholders" means the holders of at least 51% in principal amount of the outstanding Notes.

     "Required Senior Creditors" means the holders of greater than 50% of the outstanding principal amount of Senior Obligations, voting as a single class.

     "Scotiabank" is defined in the preamble.

     "Senior Creditors" means, collectively, the Lenders and the Noteholders.

     "Senior Note Mortgages" means the "Mortgages" as that term is defined in the Indenture.

     "Senior Obligations" means, collectively, the Credit Agreement Obligations and the Note Obligations; provided, however, for purposes of the definition of "Required Senior Creditors", the principal amount of "Senior Obligations" means the principal amount of the Note Obligations and the lesser of (a) the principal amount of the Credit Agreement Obligations and (b) the principal amount of the Notes repurchased in the Refinancing (as defined in the Credit Agreement).

     "Shared Collateral" means, collectively, (a) the Note Collateral and (b) the Credit Agreement Collateral, but only to the extent such collateral would constitute Note Collateral.

     "Supplemental Indenture (Senior)" means the "Supplemental Indenture (Senior)" as that term is defined in the Credit Agreement.

     "Trustee" is defined in the preamble.

     (b) Use of Certain Defined Terms. The definition of any term incorporated by reference from the Credit Agreement or from the Indenture shall have the meaning provided for therein.


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     SECTION 2. Limitation of Rights of Senior Creditors. (a) The Trustee on
behalf of the Noteholders agrees that it shall not have the right to foreclose or commence to foreclose upon (either pursuant to the Senior Note Mortgages or otherwise) or exercise any other rights or remedies in respect of the Shared Collateral in a manner inconsistent with, or otherwise contrary to the terms of, this Agreement.

     (b) The Trustee shall not take any direct or indirect action, or vote in any way, so as to challenge in a bankruptcy or insolvency proceeding or otherwise (i) the validity, priority or enforceability of the Credit Agreement Obligations or the liens under the "Loan Documents" (as defined in the Credit Agreement), (ii) the rights of the Administrative Agents and the Lenders set forth in the Credit Agreement or any of the "Loan Documents" (as defined in the Credit Agreement), or (iii) the validity or enforceability of any provision of this Paragraph 2(b).

     (c) Neither the Administrative Agents nor any Lender shall take any direct or indirect action, or vote in any way, so as to challenge in a bankruptcy or insolvency proceeding or otherwise (i) the validity, priority or enforceability of the Note Obligations or the Trustee's liens in the Note Collateral, (ii) the rights of the Trustee and the Noteholders set forth in the Indenture or any of the Senior Note Mortgages, or (iii) the validity of enforceability of any provision of this Paragraph 2(c).

     (d) Nothing in this Section 2 shall be deemed to permit any Borrower, GFI or any other affiliate of Foamex to enter into any transaction that is prohibited by the terms of the Credit Agreement or the Indenture.

     SECTION 3. Direction of Action. (a) The Intercreditor Agent or the Intercreditor Collateral Agent, in each case subject to Section 6, shall make such demands and give such notices under the Senior Note Mortgages and the Credit Agreement Mortgages as the Required Senior Creditors may request, and shall take such actions to enforce the Senior Note Mortgages and the Credit Agreement Mortgages and to foreclose upon, collect, sell, transfer, or otherwise dispose of all or any portion of the Shared Collateral as may be directed by the Required Senior Creditors; provided, however, that (i) all such directions shall be binding upon each Senior Creditor for all purposes, (ii) the Intercreditor Agent or the Intercreditor Collateral Agent shall not take any such action and (including any foreclosure action) unless directed to do so by the Required Senior Creditors, (iii) neither the Intercreditor Agent nor the Intercreditor Collateral Agent shall be required to obtain the vote of all Senior Creditors in determining whether it has obtained the vote of the Required Senior Creditors. No Senior Creditor shall have any right to exercise, individually, any rights or remedies under the Senior Note Mortgages and the Credit Agreement Mortgages it being understood and agreed that all of such rights and remedies shall be exercised solely by and through the Intercreditor Agent and the Intercreditor Collateral Agent. If the Required Senior Creditors shall direct the Intercreditor Agent and the Intercreditor Collateral Agent to foreclose upon, collect, sell, transfer, substitute or otherwise dispose of all or any part of the Shared Collateral, the Intercreditor Collateral Agent shall do so as provided in and pursuant to the Senior Note Mortgages or the Credit Agreement Mortgages, as the case may be.


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The only right and remedy of the Senior Creditors which are not Required Senior
Creditors in respect of any disposal of Shared Collateral is to the receipt of proceeds as, if, and when received upon the sale or other final disposition of Shared Collateral as provided in Section 5.

     (b) Notwithstanding clause (a) above, solely during a Noteholder Direction Period, the Intercreditor Agent or the Intercreditor Collateral Agent shall, as the case may be, subject in each case to Section 6, make such demands and give such notices under the Senior Note Mortgages as the Trustee, acting at the written direction of the Required Noteholders may reasonably request, in order to commence foreclosure proceedings under the Senior Note Mortgages to enforce the Senior Note Mortgages, and to foreclose upon, collect, sell, transfer, or otherwise dispose of all or any portion of the Shared Collateral; provided, however, that (i) all such directions shall be binding upon each Senior Creditor for all purposes, (ii) the Intercreditor Agent or the Intercreditor Collateral Agent, as the case may be, shall not take any such action unless directed to do so by the Trustee acting at the written direction of the Required Noteholders, and (iii) during the first ninety days of any Noteholder Direction Period, the Required Senior Creditors may instruct the Intercreditor Agent or the Intercreditor Collateral Agent to delay any such action until the ninety-first day of such Noteholder Direction Period, and provided further, however, that during such Noteholder Direction Period and notwithstanding any contrary request by the Trustee at the written request of Required Noteholders, the Intercreditor Agent and the Intercreditor Collateral Agent will be required to follow any subsequent instructions given by the Required Senior Creditors concerning the conduct (but not the delay or termination) of any such foreclosure proceedings or any other action to enforce the Senior Note Mortgages or to collect, sell, transfer or otherwise dispose of all or any portion of the Shared Collateral. If the Trustee, acting at the written direction of the Required Noteholders, shall direct the Intercreditor Agent or the Intercreditor Collateral Agent to foreclose upon, collect, sell, transfer or otherwise dispose of all or any part of the Shared Collateral, the Intercreditor Collateral Agent shall do so as provided in and pursuant to the Senior Note Mortgages . The Trustee's and the Noteholders' right to direct any such action shall automatically terminate, without any requirement of notice, upon the termination of a Noteholder Direction Period.

     Nothing set forth in this Section 3 shall be construed to qualify or otherwise limit the right of any Senior Creditor to declare such Senior Creditor's Senior Obligations to be due and payable in accordance with the Credit Agreement or the Indenture, as the case may be, or to enforce any other rights or remedies such Senior Creditor may have in collateral other than Shared Collateral.

     Notwithstanding any provision of this Agreement to the contrary, nothing herein shall (i) prevent or hinder the ability of the Collateral Agent or any Lender to exercise its rights or remedies under the Credit Agreement Mortgages or any other "Loan Document" (as defined in the Credit Agreement) with respect to any or all Credit Agreement Collateral or any other "Collateral" (as defined in the Credit Agreement) which is not Shared Collateral and (ii) give the Trustee or any Noteholder any interest in or right to (x) any Credit Agreement Collateral or any other "Collateral" (as defined in the Credit Agreement) which is not Shared Collateral or (y) in


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any Credit Agreement Mortgages or any other "Loan Document" (as defined in the
Credit Agreement). Neither the Intercreditor Agent, any Administrative Agent, the Funding Agent, the Collateral Agent, the Intercreditor Collateral Agent, any Lender or any Issuing Bank shall have any obligation or duty to account to the Trustee or the Noteholders for any proceeds of any Credit Agreement Collateral or any other "Collateral" (as defined in the Credit Agreement) which is not Shared Collateral or for any other recovery under any Credit Agreement Mortgages or any other "Loan Document" (as defined in the Credit Agreement).

     SECTION 4. Release of Shared Collateral; Coordination of Action. (a) The Intercreditor Collateral Agent is hereby authorized, at any time and from time to time, to release any or all or any portion of the Shared Collateral or terminate the lien on the Shared Collateral granted pursuant to the Senior Note Mortgages pursuant to the terms of the Indenture and provided the net cash proceeds arising from the sale or other disposition of such Shared Collateral is applied to the Senior Obligations in accordance with the terms of Section 5 or reinvested in accordance with the terms of the Indenture and the Credit Agreement. Any such release of the Shared Collateral will automatically and without the requirement of the giving of any notice or the taking of any action release all liens on such Shared Collateral and any transferee of such Shared Collateral shall take such Shared Collateral free and clear of all such liens. The Senior Creditors agree that such release in accordance with the immediately preceding sentence shall be binding and conclusive upon them and their successors and assigns and hereby waive all rights and claims with respect to any such release or substitution; provided, however, that the Senior Creditors shall have a continuing security interest in any proceeds arising from the sale or other disposition of any of the Shared Collateral and shall be entitled to receive such proceeds in accordance with Section 5.

     (b) If the Intercreditor Agent or the Collateral Agent is directed by the Required Senior Creditors to exercise any rights or remedies against the Shared Collateral, the Intercreditor Collateral Agent shall, simultaneously exercise such rights and remedies under the Senior Note Mortgages and the Credit Agreement Mortgages. Any proceeds of such exercise of such rights or remedies shall be deemed to have first been received under the Senior Note Mortgages and second under the Credit Agreement Mortgages; provided, however, that all such proceeds shall be applied as set forth in Section 5.

     SECTION 5. Application of Proceeds. (a) Upon the exercise of any rights and remedies by the Intercreditor Agent under the Senior Note Mortgages or any Credit Agreement Mortgage with respect to the security interest granted thereunder in the Shared Collateral, or in connection with any sale of Shared Collateral permitted under the Indenture and the Credit Agreement any and all net cash proceeds from the sale, foreclosure or other disposition of Shared Collateral pursuant thereto shall, promptly following their receipt by the Intercreditor Agent, be applied and distributed by the Intercreditor Agent as follows:

          (i) First, (x) following an Event of Default (as such term is defined in the Indenture) to the payment of all costs, expenses, liabilities


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     and advances made or incurred by the Intercreditor Agent and the
     Intercreditor Collateral Agent in connection with such sale, foreclosure or other disposition and the costs, expenses and compensation of agents and legal counsel to the Intercreditor Agent and the Intercreditor Collateral Agent or (y) after an Event of Default (as such term is defined in the Credit Agreement) the payment of all costs, expenses, liabilities and advances made or incurred by the Intercreditor Agent and the Intercreditor Collateral Agent in connection with an Asset Sale (as defined in the Indenture);

          (ii) Second, to the extent any proceeds remain after payment in full of those items specified in clause (i) above, to the payment of the Note Obligations in accordance with and to the extent required under the terms of the Indenture;

          (iii) Third, to the extent any proceeds remain after the application required by clauses (i) and (ii) above, to the payment of the Credit Agreement Obligations (or the cash collateralization thereof) in accordance with the terms of the Credit Agreement and the Credit Agreement Mortgages ; and

          (iv) Fourth, to the extent any proceeds remain after payment of those items specified in clauses (i), (ii) and (iii) above, such proceeds shall be paid to or at the direction of the Borrower or as a court of competent jurisdiction shall direct.

     (b) Payment by the Intercreditor Agent to the Lenders in respect of the Credit Agreement Obligations shall be made to the Funding Agent for distribution to the Lenders in accordance with the Credit Agreement. Payments by the Intercreditor Agent to the Noteholders shall be made to the Trustee or distribution to the Noteholders in accordance with the terms of the Indenture.

     (c) Each Lender and the Trustee on behalf of each Noteholder and for each subsequent holder of the Notes hereby agrees that (i) if at any time it shall receive the proceeds of any Shared Collateral (other than through application by the Intercreditor Agent in accordance with clauses (a) and (b) of this Section
5), it shall hold such proceeds in trust for the benefit of the Senior Creditors and shall promptly turn the same over to the Intercreditor Agent for application in accordance with said clauses (a) and (b) and (ii) it will not take or cause to be taken any action, including, without limitation, the commencement of any legal or equitable proceedings, the purpose of which is to give such Lender or Noteholder any preference or priority against the other parties hereto with respect to the Shared Collateral, except as provided for in this Agreement.


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     (d) The Trustee acknowledges that, pursuant to Section 12.09 of the Credit
Agreement, the Collateral Agent is permitted (but not required) to make Protective Advances (as defined in the Credit Agreement) for the purpose of discharging the Issuers' obligations under Sections 3.07, 4.15, 6.02 and 8.01 of the Indenture. The Trustee agrees that, upon notification by the Collateral Agent that the Collateral Agent has determined to make such a Protective Advance, (i) the Trustee shall deem notices given to the Trustee pursuant to such sections of the Indenture by the Collateral Agent to be notices given by the Issuers and (ii) the Trustee shall receive the proceeds of such Protective Advances and apply such proceeds to the redemption or other payments of the Existing Secured Debt Payment in accordance with the terms of the Indenture as set forth in such notice from the Collateral Agent.

     (e) The Trustee, on its own behalf, and on behalf of the Noteholders, hereby agrees and acknowledges that the Credit Agreement constitutes a "Credit Agreement" (as defined in the Indenture).

     (f) The Trustee hereby waives any right it may have to require the Administrative Agents or the Lenders to marshal the Credit Agreement Collateral or any other Collateral (as defined in the Credit Agreement) of any Person or entity in favor of the Trustee or the Noteholders.

     (g) The Administrative Agents each hereby waives any right it may have to require the Trustee or the Noteholders to marshal the Note Collateral in favor of the Administrative Agents or the Lenders.

     SECTION 6. Concerning the Intercreditor Agent and the Intercreditor Collateral Agent. (a) The Administrative Agents, on behalf of the Lenders, and the Trustee on behalf of the Noteholders, authorizes each of the Intercreditor Agent and the Intercreditor Collateral Agent to act on its and such holders' behalf under this Agreement and under the Senior Note Mortgages and the Credit Agreement Mortgages pursuant to the provisions hereof and thereof. Each of the Intercreditor Agent and the Intercreditor Collateral Agent accepts its appointment as Intercreditor Agent and Intercreditor Collateral Agent, respectively, hereunder and, subject to clause (b) below, agrees to act in accordance with the terms hereof and the directions from time to time given to it by the Required Senior Creditors or, in the circumstances contemplated in
Section 3(b), the Required Noteholders, as contemplated hereby.

     (b) Neither the Intercreditor Agent nor the Intercreditor Collateral Agent shall be under any duty to take any action, or to prosecute or defend any suit with respect to this Agreement or the Senior Note Mortgages or the Credit Agreement Mortgages, (A) except as specified in a direction from the Required Senior Creditors or otherwise provided herein and (B) unless it shall have received a written or other assurance, reasonably satisfactory to it, from the Senior Creditors, or the Noteholders, as the case may be,


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joining in such direction as to its indemnification from and against any and all liabilities, obligations, losses, damages, penalties, judgments, suits, costs, expenses, charges or disbursements (not including for this purpose, however, any amounts in respect of fees or other remuneration for its services in so acting as Intercreditor Agent or the Intercreditor Collateral Agent, as the case may
be), of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against the Intercreditor Agent or the Intercreditor Collateral Agent in any way relating to or arising out of actions taken by it in accordance with such direction.

     (c) Neither the Intercreditor Agent, the Intercreditor Collateral Agent nor any of its directors, officers, employees, or agents

          (i) shall be liable to any Senior Creditor, the Trustee or any Administrative Agent for any action taken or omitted to be taken by it under this Agreement, any Senior Note Mortgages or any Credit Agreement Mortgage or in connection therewith, except for its own willful misconduct or gross negligence,

          (ii) shall be responsible for any recitals or representations or warranties in this Agreement, any Senior Note Mortgages or any Credit Agreement Mortgage, or for the effectiveness, enforceability, validity, or due execution of this Agreement (except by it), any Senior Note Mortgages or any Credit Agreement Mortgages, including the liens purportedly created by the Senior Note Mortgages or the Credit Agreement Mortgages, or

          (iii) shall be obligated to make any inquiry respecting the performance by the Borrowers or any of their subsidiaries of its obligations hereunder or thereunder.

Each of the Intercreditor Agent and the Intercreditor Collateral Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement, or writing which it believes to be genuine and to have been presented by a proper person. Except as is expressly set forth herein, neither the Intercreditor Agent nor the Intercreditor Collateral Agent shall have any duty or responsibility to, or be considered in a fiduciary relationship with, any Senior Creditor, the Trustee or any Administrative Agent.

     (d) The Intercreditor Agent or the Intercreditor Collateral Agent may (i) be removed upon at least 30 days' prior notice provided or consented to by the Required Senior Creditors to the Intercreditor Agent or the Intercreditor Collateral Agent, as the case may be, or (ii) resign upon at least 30 days' prior notice to the Senior Creditors, in each such case subject to the acceptance and appointment of a successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, approved by the Required Senior Creditors. If the Intercreditor Agent or the Intercreditor Collateral Agent shall


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resign and the Required Senior Creditors have not appointed within 30 days after their receipt of the notice of resignation a successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, the resigning Intercreditor Agent or the Intercreditor Collateral Agent, as the case may be, may, without the consent of the Required Senior Creditors, appoint a successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be. The Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, agrees to cooperate with the Senior Creditors in locating and appointing a successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, following its removal or resignation. Any successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, whether appointed by the Required Senior Creditors or the resigning Intercreditor Agent or Intercreditor Collateral
Agent, as the case may be, shall be a nationally recognized commercial banking institution or trust institution organized in the United States of America (or any State thereof) or a U.S. branch or agency of a foreign commercial banking institution and having in each case a combined capital and surplus and undivided profits of not less than $500,000,000 (or $250,000,000 if such successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, shall at the time of its appointment be a Senior Creditor). A removal of or a resignation of the Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, and the appointment of a successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, shall become effective upon receipt of acceptance by the successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, of its appointment by the Required Senior Creditors or resigning Intercreditor Agent or Intercreditor Collateral Agent, as the case may be. Upon the acceptance of any appointment as Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, by a successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, such successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, shall thereupon become the Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, hereunder, shall be entitled to receive from the retiring Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, such documents of transfer and assignment as such successor Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, may reasonably request, and the retiring Intercreditor Agent or Intercreditor Collateral Agent, as the case may be, shall be discharged from its duties and obligations under this Agreement.

     SECTION 7. No Representations or Warranties. No Senior Creditor makes any representation or warranty to any other Senior Creditor with respect to the effectiveness, enforceability, validity or due execution of the Senior Note Mortgages, the Credit Agreement Mortgages or as to any of the Shared Collateral.

     SECTION 8. Notices. All notices, requests and other communications (including directions and instructions by the Senior Creditors to the Intercreditor Agent or Intercreditor Collateral Agent, as the case may be,) provided for hereunder shall be in writing and personally delivered, mailed or telecopied (all telecopier notices promptly to


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be confirmed by mail or courier notice) or delivered,

     (a) if to the Administrative Agents or the Collateral Agent, at its address or telecopier number specified in the Credit Agreement,

     (b) if to the Intercreditor Agent or the Intercreditor Collateral Agent, at its address or telecopier number specified on the signature page hereof, or at such other address or telecopier number as it may designate by notice as herein provided to the Administrative Agents and the Trustee, and

     (c) if to the Trustee, at the address or telecopier number provided for in the Indenture.

All such notices and communications shall be effective when received. Each Senior Creditor which shall make any change in its notice information shall promptly furnish the Intercreditor Agent with such correct notice information.

     SECTION 9. Benefit of Agreement; Obligations Several; Execution by the Agent; Notice of Obligations. (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Administrative Agents, the Collateral Agent, the Funding Agent, each Lender, each Issuing Bank, each Noteholder, the Intercreditor Agent, the Intercreditor Collateral Agent and their respective successors and assigns, and is not for the benefit of any third party beneficiary. The obligations of each party under this Agreement are several and not joint, it being expressly agreed that no party shall be liable for the failure of any other party to perform its obligations hereunder. Each of the Administrative Agents hereby confirms that it has been authorized to enter into this Agreement on behalf of the Lenders pursuant to the Credit Agreement. The Trustee hereby confirms that it has been authorized to enter into this Agreement on behalf of the Noteholders pursuant to the Indenture.

     (b) The Administrative Agents and the Trustee each agrees that the terms and conditions of this Agreement shall be absolute and unconditional irrespective of:

          (i) any lack of validity or enforceability of, or any default or event of default occurring under, the Credit Agreement, the other Loan Documents (as defined in the Credit Agreement), the Indenture, the Notes or the Senior Note Mortgages;

          (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Credit Agreement Obligations or the Note Obligations, or any amendment or waiver of, or any consent to departure from, the Credit Agreement, the other Credit Agreement Mortgages (as defined in the Credit Agreement), the Indenture, the Notes or the Senior Note Mortgages;

          (iii) any exchange, release or non-perfection of any Shared Collateral or any "Collateral" (as defined in the Credit Agreement) or any release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Credit Agreement Obligations or Note Obligations; or

          (iv) any other circumstance which might otherwise constitute a defense available to, or a discharge of, any guarantor.

     SECTION 10. Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.

     SECTION 11. Effectiveness. This Agreement shall become effective when copies hereof executed by the Intercreditor Agent, the Administrative Agents, the Intercreditor Collateral Agent and the Trustee on behalf of the Senior Noteholders shall have been delivered to the Intercreditor Agent.

     SECTION 12. Headings Descriptive. The headings of the several sections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provisions of this Agreement.

     SECTION 13. Amendment or Waiver. This Agreement may be, as the case may be, amended, supplemented, amended and restated, otherwise modified, waived, discharged or terminated only with the written consent of each of the parties hereto;

     SECTION 14. Inconsistent Provisions. If any provision of this Agreement shall be inconsistent with, or contrary to, any provision in the Credit Agreement, any Credit Agreement Mortgage, the Indenture, the Notes, any Senior Note Mortgages or any document entered into in connection therewith, the provision in this Agreement shall be controlling and shall supersede such inconsistent provision to the extent necessary to give full effect to all provisions contained in this Agreement.

     SECTION 15. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.

     SECTION 16. Waiver of Jury Trial. EACH PARTY HEREIN HEREBY

KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT. EACH PARTY HEREIN ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.

     SECTION 17. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. EACH PARTY HEREIN EXPRESSLY AND IRREVOCABLY SUBMITS TO THE PERSONAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION, SUBJECT TO EACH SUCH PARTY'S RIGHT TO CONTEST SUCH JUDGMENT BY MOTION OR APPEAL ON ANY GROUNDS NOT EXPRESSLY WAIVED IN THIS SECTION 17. EACH PARTY HERETO FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. EACH PARTY HERETO HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY PARTY HEREIN HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS INTERCREDITOR AGREEMENT.

     IN WITNESS WHEREOF, the Intercreditor Agent, the Intercreditor Collateral Agent, the Administrative Agents, on behalf of the Lenders, and the Trustee have caused this Agreement to be duly executed, and the Borrower has acknowledged and consented to this Agreement, as of the day and year first above written.


                                   THE BANK OF NOVA SCOTIA, as
                                   Intercreditor Agent and Administrative Agent



                                   By: /s/ Brian S. Allen
                                       ----------------------------------
                                      Name: Brian S. Allen
                                      Title: Senior Relationship Manager

                                   Notice Address:  The Bank of Nova Scotia
                                                    One Liberty Plaza
                                                    New York, New York  10006

                                   Telecopier No.: 212-225-5090

                                   Attention: Brian S. Allen

                                   CITICORP USA, INC., as Administrative Agent as Intercreditor Collateral Agent


                                   By: /s/ Timothy L. Freeman
                                      -------------------------
                                      Name: Timothy L. Freeman
                                      Title: Attorney-in-Fact


                                   Notice Address: Citicorp USA, Inc.
                                                   399 Park Avenue
                                                   New York, New York New York

                                   Telecopier No.: 212-793-1290
                                   Attention:   Timothy L. Freeman

                                   FLEET NATIONAL BANK, as Trustee


                                   By: /s/ Gerald P. Beezley
                                      --------------------------
                                      Name:  Gerald P. Beezley
                                      Title: Vice President


                                   By: /s/ Robert L. Reynolds
                                      --------------------------
                                      Name:  Robert L. Reynolds
                                      Title: Vice President

ACKNOWLEDGED AND
  CONSENTED TO:

TRACE FOAM COMPANY, INC.


By: /s/ Philip N. Smith, Jr.
    -------------------------------
   Name: Philip N. Smith, Jr., Esq.
   Title: Vice President


FOAMEX, L.P.

By: FMXI, INC., its
Managing General Partner

FMXI, INC.

FOAMEX INTERNATIONAL, INC.

GENERAL FELT INDUSTRIES, INC.


By: /s/ George L. Karpinski
    ------------------------
   Name: George L. Karpinski
   Title: Vice President